As filed with the Securities and Exchange Commission on April 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Stanley Black & Decker, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	06-0548860
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1000 STANLEY DRIVE

NEW BRITAIN, CT 06053

(Address of Principal Executive Offices, Zip Code)

The Stanley Black & Decker Amended and Restated 2024 Omnibus Award Plan

(Full title of the plan)

Francesca Campbell

Senior Vice President, General Counsel

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

(860) 225-5111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers 7,750,000 shares of common stock, $2.50 par value per share (“Common Stock”), of Stanley Black & Decker, Inc. (the “Registrant”) to be offered or sold under the Stanley Black & Decker Amended and Restated 2024 Omnibus Award Plan (the “2024 Plan”).

The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on May 2, 2024 (Registration No. 333-279063), together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E of Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statement with respect to the 2024 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

The validity of the Common Stock being registered pursuant to this Registration Statement has been passed upon by Donald J. Riccitelli, Vice President, Corporate Secretary of the Registrant. Mr. Riccitelli holds options to purchase the Registrant’s Common Stock and restricted stock units representing contingent rights to receive the Registrant’s Common Stock, owns shares of the Registrant’s Common Stock and is eligible to participate in the Plan.

Item 8.	Exhibits.

Exhibit Number	Description

4.1(a)	Restated Certificate of Incorporation dated September 15, 1998 (incorporated by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q for the period ended April 3, 2010 filed on May 13, 2010)

4.1(b)	Certificate of Amendment to the Restated Certificate of Incorporation dated December 21, 2009 (incorporated by reference to Exhibit 3(ii) to the Registrant’s Quarterly Report on Form 10-Q for the period ended April 3, 2010 filed on May 13, 2010)

4.1(c)	Certificate of Amendment to the Restated Certificate of Incorporation dated March 12, 2010 (incorporated by reference to Exhibit 3(iii) to the Registrant’s Quarterly Report on Form 10-Q for the period ended April 3, 2010 filed on May 13, 2010)

4.1(d)	Certificate of Amendment to the Restated Certificate of Incorporation dated November 5, 2010 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 9, 2010)

4.1(e)	Certificate of Amendment to the Restated Certificate of Incorporation dated April 17, 2012 (incorporated by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2012 filed on May 2, 2012)

4.1(f)	Certificate of Amendment to the Restated Certificate of Incorporation dated May 17, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 17, 2017)

4.1(g)	Certificate of Amendment to the Restated Certificate of Incorporation dated November 13, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 13, 2019)

4.1(h)	Certificate of Amendment to the Restated Certificate of Incorporation dated May 15, 2020 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 15, 2020)

4.1(i)	Certificate of Amendment to the Restated Certificate of Incorporation, dated May 12, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 13, 2021)

4.1(j)	Certificate of Amendment to the Restated Certificate of Incorporation, dated November 15, 2022 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 17, 2022)

4.2	Bylaws, effective October 24, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 24, 2023)

4.3	Specimen of Common stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 dated November 6, 2003)

5.1*	Opinion of Donald J. Riccitelli as to legality

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Donald J. Riccitelli (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to this Registration Statement)

99.1	The Stanley Black & Decker Amended and Restated 2024 Omnibus Award Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 27, 2026).

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut, on April 29, 2026.

STANLEY BLACK & DECKER, INC.

By:	/s/ Christopher J. Nelson
Name:	Christopher J. Nelson
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and/or directors of Stanley Black & Decker, Inc., a Connecticut corporation (the “Registrant”), does hereby make, constitute and appoint Francesca Campbell and Donald J. Riccitelli, his or her true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to execute (a) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) under the Securities Act of 1933, as amended, concerning the Registrant’s common stock, par value $2.50 per share, to be offered in connection with certain stock option compensation plans of the Registrant and its subsidiaries, including the Stanley Black & Decker Amended and Restated 2024 Omnibus Award Plan, (b) any and all amendments and supplements to the Form S-8 Registration Statement, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (c) other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorney-in-fact and agent, in his or her sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Christopher J. Nelson	President, Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2026
Christopher J. Nelson

/s/ Patrick D. Hallinan	Executive Vice President, Chief Financial Officer, and Chief Administrative Officer (Principal Financial Officer)	April 29, 2026
Patrick D. Hallinan

/s/ Scot Greulach	Chief Accounting Officer (Principal Accounting Officer)	April 29, 2026
Scot Greulach

/s/ Donald Allan, Jr.	Executive Chair	April 29, 2026
Donald Allan, Jr.

/s/ Susan K. Carter	Director	April 29, 2026
Susan K. Carter

/s/ Debra A. Crew	Director	April 29, 2026
Debra A. Crew

/s/ John L. Garrison, Jr.	Director	April 29, 2026
John L. Garrison, Jr.

NAME	POSITION	DATE

/s/ Michael D. Hankin	Director	April 29, 2026
Michael D. Hankin

/s/ Mary A. Laschinger	Director	April 29, 2026
Mary A. Laschinger

/s/ Robert J. Manning	Director	April 29, 2026
Robert J. Manning

Adrian V. Mitchell	Director	April 29, 2026
Adrian V. Mitchell

/s/ Shane O’Kelly	Director	April 29, 2026
Shane O’Kelly

/s/ Jane M. Palmieri	Director	April 29, 2026
Jane M. Palmieri